Exhibit 15.3
[Letterhead of Sinomonitor International Co., Ltd.]
April 23, 2009
AirMedia Group Inc.
17/F, Sky Plaza, No. 46 DongZhimenwai Street
Dongcheng District
Beijing 100027
People’s Republic of China
Dear Sirs:
     We hereby consent to the use of our name, the reference to our August 2007 report commissioned by AirMedia Group Inc. (the “Report”) and the inclusion of statistical data from the Report under the headings “Forward-Looking Statements” and “Item 4. Information on the Company—B. Business Overview” in AirMedia Group Inc.’s Annual Report on Form 20-F for the year ended December 31, 2008 filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2009. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

Sincerely yours,
/s/ Mingchao Xiao

Sinomonitor International Co., Ltd. (seal of Sinomonitor International Co., Ltd.)

15/F.North Wing.The Central Office Tower Of Beijing Junefield Plaza.No.10
Xuanwumenwai Street
Beijing 100052 ,China